UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2015

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2015, Crown Holdings, Inc. (the “Company”) entered into an employment agreement with its President and Chief Operating Officer Timothy J. Donahue (the “Employment Agreement”) in connection with Mr. Donahue’s promotion to Chief Executive Officer of the Company. The material terms of the Employment Agreement, which became effective on January 1, 2016, are summarized below.

Term. Mr. Donahue’s initial term shall be for a period of one year and shall automatically renew for one year terms unless either party gives written notice at least thirty days prior to any automatic renewal.

Base Salary and Bonus. Mr. Donahue’s starting annual base salary will be $915,000. Mr. Donahue’s base salary will be reviewed and adjusted as appropriate in accordance with the Company’s regular compensation review practices. Additionally, Mr. Donahue will be eligible for a cash bonus in an amount to be determined in accordance with the Company’s existing annual cash incentive bonus plan or any successor bonus plan. Mr. Donahue is also eligible to participate in the Company’s Senior Executive Retirement Plan and the Company’s equity-based incentive plans.

Other Benefits. Mr. Donahue will be eligible to participate in the Company’s employee benefit plans and programs on the same terms and conditions as apply to the Company’s executive officers generally, as in effect from time to time.

Severance Terms. Upon termination of Mr. Donahue’s employment by the Company without “cause” or by Mr. Donahue for “good reason,” he will be entitled to any base salary earned through the date of termination; a pro-rata incentive bonus for the year of termination determined based on the actual bonus, if any, he would have been paid for such year absent such termination; a lump-sum payment equal to three times his base salary and target incentive bonus payment for the year of such termination; and such retirement and other benefits earned and vested as of the date of his termination.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement, dated December 30, 2015, between Crown Holdings, Inc. and Timothy J. Donahue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2016	CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
David A. Beaver
Vice President and Corporate Controller

EXHIBIT INDEX

(d) Exhibits:

Exhibit 10.1	Employment Agreement, dated December 30, 2015, between Crown Holdings, Inc. and Timothy J. Donahue.

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